Exhibit 10.30

MEMORANDUM OF UNDERSTANDING CIBT EDUCATION GROUP INC. & MERIDIAN INTERNATIONAL COOPERATIVE EDUCATION PROGRAMS

This memorandum of understanding ("MOU") outlines the general understanding between CIBT Education Group Inc. and Meridian International Business and Arts College.

CIBT Education Group Inc. ("CIBT") is an international education company which owns and operates business, vocational, and language schools in Asia, Canada; and around the world.

CIBT Education Group subsidiaries are:

  CIBT Beijing School of Business

  CIBT Beihai International College

  Sprott-Shaw Community College

  Sprott-Shaw Degree College

  Sprott-Shaw International Language College

  KGIC Business College

  KGIC Language College

CIBT Education Group is also the exclusive licensee for the following organizations in China and the Philippines:

  American Hotel and Lodging Educational Institute

  CIBT Wyotech Automotive Institute

Meridian International Business and Arts College ("MINT") is an online, on-site college offering business, computer and information technology, environmental management and digital arts media programs.

Objective:

The objective of this MOU is to recognize MINT as a partner for cooperative education programs with CIBT and its subsidiaries.

CIBT Education Group's partners and subsidiaries offer a wide range of programs to thousands of students in its campuses located around the world. This agreement will allow MINT and CIBT to explore cooperative education programs in the following categories:

  Online and Polycom-based training programs (with collaborations embedded in the curricula, diploma and short certificate programs)

  Customized language training programs

  University preparatory and international credit transfer programs

  Short certificate courses and exchanges

Students will be enrolled in cooperative educational programs of varying start dates and lengths depending on the requirements of the course and the needs of the students.

By meeting CIBT standards and accreditation process, MINT students attaining college degrees can pursue programs under CIBT with the objective of obtaining local and international recognitions.

CIBT with MINT will form a partnership to place eligible Philippine students in collaborative educational programs in cooperation with CIBTs network of subsidiaries, business centers, and university partners in 18 countries.

CIBT and MINT will form separate business agreements for any cooperative education program it mutually seeks to implement stipulating objectives, rights and responsibilities, and compensation structure.

Terms and Conditions:

1.	CIBT and MINT's cooperative education program partnership is non-exclusive.

2.	CIBT and MINT will enter into a separate business agreement stipulating objectives, rights and responsibilities, and compensation structure for each cooperative education program to be implemented.

3.	This MOU is restricted for the Philippines only. MINT's schools outside of the Philippines are subject to further amendment of this MOU.

4.	MINT will implement cooperative education programs with CIBT in good faith, acting professionally and diligently.

5.	CIBT will support MINT with educational and marketing resources for the proper implementation of the cooperative education programs.

6.

No provision of this MOU will constitute MINT as the legal representative of CIBT, nor will MINT have the right or authority to assume, create or incur any liability or any obligation of any kind, expressed or implied, against, or in the name of, or on behalf of CIBT, unless otherwise agreed upon in writing.

7.

All CIBT teaching materials and curriculum are and will remain the sole property of CIBT and may not be sold or loaned to any other institution, school or entity unless CIBT provides MINT with prior written consent.

8.

CIBT may make available to MINT information of a confidential and/or proprietary nature including, but not limited to, technical and commercial information. MINT shall not disclose such confidential information to any person, employees, consultants and/or contractors unless it receives the prior written consent of CIBT and subject to such terms and conditions that CIBT specifies.

9.	This MOU is subject to termination at any time, however CIBT will continue to honour any financial obligation resulting from business agreements formed with MINT.

Liaison:

Implementation of this MOU will be through the designated contact from each organization, in consultation with the appropriate authorities in their respective operations.

CIBT:

Manager, Asia-Pacific Development, or their respective designate
#1200 — 777 Broadway W
Vancouver, BC, V5Z-4J7
Canada
Tel: 1.604.871.9909
Fax: 1.604.871.9919
EM: aron.aytona@cibt.net

MINT:

Contact: Joselito G. Arevalo, DBA
Position: Vice-President for Academic Affairs
Address: CIIS Bldg. McKinley Hill, Taguig City, Metro Manila, Philippines
Tel: +(63) 09158945371
EM: jarevalo@meridianthinking.com

Terms of the MOU:

This MOU will become effective commencing April 1st, 2010 after which the agreement will be subject to review and renewal by the parties named in this agreement. This MOU will continue in force and effect until such time either party terminates this MOU. Such termination can be done by either party on 30 days advance notice without cause or penalty.

In the event of termination, all students currently enrolled in cooperative education programs with CIBT Group's subsidiaries and university partners shall continue to complete their program and all terms and conditions of this MOU will continue to apply until their study periods are fully complete.

On behalf of CIBT Education Group

/s/ Aron Aytona
ARON AYTONA
Manager, Asia-Pacific Development
April 26, 2010

On behalf of Meridian International Business and Arts College

/s/ Baltazar N. Endriga
BALTAZAR N. ENDRIGA
CEO
April 26, 2010